Exhibit 10.1

Amendment to SOW – Infrastructure and Support Services

THIS AMENDMENT (“Amendment”) as of the date below, is by and between Helios and Matheson Analytics Inc (Formerly Helios and Matheson Information Technology Inc) a Delaware Corporation, (“HMNY”) having a place of business at 350 Fifth Avenue, Suite 7520, New York, NY 10118 and Ionidea, Inc. (“Ionidea”) having a place of business at 3933 Old Lee Highway, Suite 33B, Fairfax, VA 22030.

WHEREAS, Consultant and Client are parties to the Statement of Work for Infrastructure and Support Services (“AGREEMENT”) effective August 1, 2012 under which Ionidea agrees to provide Services described thereby;

WHEREAS, HMNY and Ionidea wish to amend certain terms and conditions of such agreement;

WHEREAS, the parties agrees to modify the agreement as set forth herein;

NOW, THEREFORE, in consideration of mutual promise covenants hereinafter set forth in the agreement, the parties agree as follows:

Purpose

To Align the IT and other security practices of Ionidea to the requirements of HMNY to the extent of services delivered to HMNY by Ionidea.

IT Services

The IT services and security practices of Ionidea should be aligned to the security norms as specified under the ISMS handbook of HMNY.

Creation of User ID and control of the same

Any User ID creation and or deletion will be done only at the express written authority of HMNY authorized person.

Scheduled Backup

Ionidea will scrupulously follow the backup schedules of data as given by HMNY and the backup media will be in the custody of HMNY authorized person only.

Data Segregation

All data belonging to HMNY will be segregated and stored in a separate storage or partition without sharing the same space with any other data.

Patch Management

Ionidea will follow version control and patch management policy as delineated in the ISMS manual of HMNY.

Antivirus Policy

Ionidea will strictly follow the antivirus policy as delineated in the ISMS manual of HMNY for the servers housing HMNY’s data and programs.

Changes In environment

Any changes to the software and or hardware configuration on servers housing HMNY data and or connected to the HMNY devices will be strictly as per change management policy and process mentioned in the HMNY’s ISMS manual.

Capacity Management

In case Ionidea provides additional server and or storage capacity at the request of HMNY and the same process will be followed for the additional capacity so created.

Audit

HMNY and its representative should be permitted to conduct periodical audit of the installation as well as compliance to Standard operating procedures.

Nondisclosure Agreement

Ionidea will execute an NDA as per standard format of HMNY.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized representatives.

For “Ionidea”	For “HMNY”

Authorized Signatory	Authorized Signatory

Name:	Name:

Designation:	Designation:

Date:	Date: